Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to Registration Statement on Form S-1 of our report dated December 11, 2018, relating to the balance sheet of CF Finance Acquisition Corp. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 11, 2018